UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2010

BLACKHAWK BIOFUELS, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53651 (Commission File Number)	20-2760722 (I.R.S. Employer Identification No.)

210 West Spring Street, Freeport, Illinois (Address of principal executive offices)	61032 (Zip Code)

Registrant’s telephone number, including area code: (815) 235-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 17, 2010, the members of Blackhawk Biofuels, LLC, a Delaware limited liability company (“Blackhawk”) voted to approve and adopt the Second Amended and Restated Agreement and Plan of Merger, executed November 21, 2009, by and among REG Newco, Inc., a Delaware corporation (“Newco”), REG Danville, LLC, a Delaware limited liability company (“Merger Sub”), Blackhawk and Renewable Energy Group, Inc., a Delaware corporation (“REG”), and the transactions contemplated thereby.  The Merger Agreement provides that Merger Sub will merge with and into Blackhawk (the “Merger”) and that as a consequence of the Merger Blackhawk will become a wholly-owned subsidiary of Newco.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to Blackhawk’s Current Report on Form 8-K filed on November 25, 2009, which is incorporated into this Report by reference as Exhibit 10.1 hereto, and which is incorporated into this discussion by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

10.1                 Second Amended and Restated Agreement and Plan of Merger by and among REG Newco, Inc., REG Danville, LLC, Blackhawk Biofuels, LLC and Renewable Energy Group, Inc. executed November 21, 2009 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Blackhawk Biofuels, LLC filed on November 25, 2009, File No. 000-53651)

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK BIOFUELS, LLC

Date: February 18, 2010	/s/ RONALD L. MAPES
Ronald L. Mapes
Chair (Principal Executive Officer)